AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

			Twelve Months Ended December 31,
			2009	2010

Contribution to IFRS Gross Revenues per AXA Press Release		in Euro

	Gross Premiums		8,717	8,647
	Other Revenues (A)		667	811
			9,384	9,458

	Average exchange rate US$1.00 =		0.71712	0.74796

		in US$	13,086	12,645

Reconciling items:
	Less: Other Revenues (A)		(931)	(1,084)
	Less: Deposits from Universal life and investment-type product policy fee income (B)		(10,162)	(9,520)
	Less: Reinsurance ceded premiums (C)		(528)	(523)
	Add: Others (D)		26	24
	Total Reconciling items		(11,595)	(11,103)

Consolidated AXA Financial, Inc. US GAAP Premiums			1,491	1,542

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting

AXA Financial, Inc.
Reconciliation of the Contribution to IFRS Underlying Earnings, Adjusted Earnings and Net Income, Group Share to AXA Financial's US GAAP Net Earnings
(in millions)

			12 Months Ended December 31,
			2009	2010
Contribution to IFRS Underlying Earnings, per AXA Press Release		in Euro

	US Life & Savings		545	478
	Asset Management		185	143
	AXA Financial Holding Company		(99)	(139)
Total Contribution to IFRS Underlying Earnings		in Euro	631	482

	Net realized capital gains attributable to shareholders		(16)	(138)
Total Contribution to IFRS Adjusted Earnings		in Euro	615	344

	Profit or loss on financial assets (under Fair Value option) and derivatives		(541)	23
	Exceptional Operations (including discontinued operations)		-	2
	Integration and restructuring costs		-	(32)
	Goodwill and related intangibles		(1)	(1)

Total Contribution to IFRS Net Income, Group Share		in Euro	73	336

	Average exchange rate	US$1.00 =	0.71712	0.74796

		in USD	102	448
Reconciling items:
(A)	GMIB/DB Reserves & Reinsurance Asset		(3,573)	231
(B)	Investment income & capital gains (losses)		(38)	18
(C)	Amortization of goodwill & other intangible assets		(24)	(32)
(D)	Employee Benefits Plan - Fresh Start, net of DAC capitalization		(69)	(89)
(E)	Employee stock based compensation		(10)	(21)
(F)	Other Reserve adjustment - including SOP 03-01		(9)	(3)
(G)	Amortization of DAC & VOBA		617	(548)
(H)	Tax Reserves Release		-	148
(I)	Tax on sale of Alliance units		11	9
(J)	Other		(129)	(106)
Total Reconciling items			(3,224)	(393)

Consolidated US GAAP Net Earnings			$(3,122)	$55

(A)
Reflects the accounting for reinsurance contracts ceding variable annuity Guaranted Minimum Income Benefit ('GMIB') features as derivative contracts at fair value under USGAAP vs. ceded reinsurance reserves under IFRS; and insurance reserves for Guaranteed Minimum Death Benefit ("GMDB") and GMIB features subject to economic hedging programs on an SOP 03-1 basis under USGAAP vs. remeasurement to reflect current market conditions under IFRS.

(B)	Primarily reflects different accounting methodologies for impairments under IFRS and USGAAP.
(C)	Reflects amortization of acquisition related intangible assets in USGAAP on acquisitions prior to adoption of IFRS.
(D)
Represents impact of IFRS initial implementation "fresh start" adjustment to eliminate the portion of employee benefit liabilities related to deferred actuarial gains and losses, which has resulted in a reduction of ongoing IFRS employee benefit expenses compared to USGAAP over the period in which those deferred gains and losses would otherwise have been amortized.

(E)	Primarily reflects different accounting methodologies for share based awards under IFRS and USGAAP.
(F)
Represents adjustment of MVA liabilities from the IFRS basis accrued account balance (with interest rate floors reflected on a contract-by-contract basis) to the USGAAP basis (which considers the impact of interest rate floors on a block of business basis) and adjustments to the liability related to group pension contracts and certain mortality and annuitization benefits.

(G)	Represents DAC and VOBA reactivity to other IFRS adjustments.
(H)	Represents release of state and local deferred taxes for US GAAP reporting resulting from the conversion of ACMC, Inc. from a corporation to a limited liability company.
(I)	Represents different accounting methodologies related to the tax expense associated with the sale of AllianceBernstein units.
(J)	Other primarily represents operations assumed on behalf of AXA Japan, Minority Interest in AllianceBernstein owned by AXA Companies and different effective tax rates under IFRS and US GAAP.